UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Collaboration Agreement

On May 4, 2015, Fate Therapeutics, Inc. (the “Company”) entered into a research collaboration and license agreement (the “Collaboration Agreement”) with Juno Therapeutics, Inc. (“Juno”) to identify small molecules to program the therapeutic properties of Juno’s genetically-engineered CAR (chimeric antigen receptor) T cell and TCR (T cell receptor) immunotherapy candidates.  Pursuant to the terms of the Collaboration Agreement, Juno has agreed to pay the Company an upfront payment of $5.0 million.

Additionally, on May 4, 2015, the Company and Juno entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company has agreed to sell, and Juno has agreed to purchase, 1,000,000 shares of the Company’s common stock, at $8.00 per share, for an aggregate purchase price of $8.0 million on May 7, 2015.

Under the Collaboration Agreement, the Company is responsible for screening and identifying small molecule modulators of immunological cells, while Juno is responsible for the development and commercialization of genetically-engineered T cell immunotherapies incorporating the Company’s modulators.  Juno has agreed to fund all of the Company’s activities related to the collaboration for an initial four-year research term beginning on the effective date of the Collaboration Agreement.  Juno has the option to extend the research term for an additional two years, subject to the payment of an extension fee and the continued funding of all activities related to the collaboration during the extended term.  If Juno exercises its option to extend the research term, the Company has the option to sell, and to cause Juno to purchase, up to $10.0 million in additional shares of the Company’s common stock, at 120% of the volume-weighted average trading price for the 30 trading days prior to Juno’s exercise, pursuant to the terms and conditions of the Stock Purchase Agreement.

For each product developed by Juno that incorporates modulators identified through the research program under the Collaboration Agreement, the Company is eligible to receive approximately $50.0 million in target selection fees and clinical, regulatory and commercial milestones.  In addition, the Company is eligible to receive low single-digit royalties on net sales of modulated products under the Collaboration Agreement.

The Company has granted Juno an exclusive worldwide license to certain of its intellectual property, including its intellectual property arising under the Collaboration Agreement, to make, use, sell and otherwise exploit genetically-engineered CAR T cell and TCR immunotherapies, using or incorporating small molecule modulators, directed against certain tumor-associated antigen targets designated by Juno, subject to the selection of a target by Juno.  In addition, the Company has agreed that (i) during the research term, it will collaborate exclusively with Juno on the research and development of small molecule modulators with respect to T cells that have been genetically-engineered to express CARs or TCRs directed against certain tumor-associated antigen targets designated by Juno and (ii) during the term of the Collaboration Agreement, the Company will not conduct, or enable third parties to conduct, research, development or commercialization activities using small molecule modulators to program T cell product candidates that have been genetically-engineered to express CARs or TCRs directed against tumor-associated antigen targets selected by Juno. The Company has retained exclusive rights to its intellectual property, including its intellectual property arising under the collaboration, for all other purposes, including its use outside of those tumor-associated antigen targets selected by Juno.

Juno may terminate the Collaboration Agreement at any time upon advance written notice to the Company; provided, however, that such notice of termination may not be provided at any time prior to May 4, 2017.  The Collaboration Agreement also contains customary provisions for termination by either party in the event of breach of the Collaboration Agreement, subject to cure, by the other party.

Amendment to Investor Rights Agreement

On May 4, 2015, the Company entered into an amendment to the Amended and Restated Investor Rights Agreement (the “IRA Amendment”) with the Stockholders (as such term is defined therein) and Juno. The IRA Amendment amends that certain previously filed Amended and Restated Investor Rights Agreement, dated as of August 8, 2013, by and among the Company and the parties named therein (as amended, the “Investor Rights Agreement”) by, among other things, adding Juno as a party to the Investor Rights Agreement and providing for its registration rights thereunder, which will commence on May 4, 2017.

Item 3.02  Unregistered Sales of Equity Securities.

The information in the second paragraph in response to Item 1.01 of Form 8-K above regarding the Stock Purchase Agreement is incorporated by reference in response to this Item 3.02 of Form 8-K.

The 1,000,000 shares of the Company’s common stock to be issued to Juno under the Stock Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by Juno.

The sale of the shares of the Company’s common stock pursuant to the Stock Purchase Agreement has not been and will not be registered under the Securities Act or any state securities laws. The shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01.  Regulation FD Disclosure.

On May 6, 2015, the Company issued a press release announcing its entry into the Collaboration Agreement with Juno.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
Chief Financial Officer and Chief Operating Officer